SUB-ITEM 77Q1(A)

An Amendment, dated December 11, 2012, to the Amended and Restated Declaration of Trust of MFS Series Trust IV, dated December 16, 2004, is contained in Post-Effective Amendment No. 57 to the Registration Statement of MFS Series Trust IV (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on December 27, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.